UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2008

Commission File No. 0-20740

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	33-0277592
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000

Irvine, California 92618-2402

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (949) 585-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors (“Board”) of Epicor Software Corporation (“Epicor”) elected James T. Richardson to be a member of the Board of Directors effective October 17, 2008. With Mr. Richardson’s addition to the Board, the company has increased the size of the Board to six directors. Mr. Richardson’s initial term will expire at the Company’s 2009 annual meeting or until his successor is duly elected and qualified. In connection with his service to the Company as a director, Mr. Richardson will be entitled to receive an annual cash retainer and meeting fees in accordance with the Company’s director compensation policy, as well as an initial restricted stock grant of 20,000 shares of Epicor common stock under the Company’s 2007 Stock Plan. The vesting schedule for the shares provides that 5000 of the shares vested immediately upon his commencement as a Director with the remaining 15,000 shares vesting quarterly thereafter over the next two years. The Board of Directors of the Company has not yet made any determination concerning the committees of the Board of Directors to which Mr. Richardson may be appointed.

Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Richardson, or members of his immediately family, had or will have a direct or indirect material interest, other than his director compensation arrangements.

Mr. Richardson, 60, has more than 25 years of executive, financial and operational experience in high technology companies, including service as chief financial and administrative officer for five global high technology companies. Mr. Richardson is currently the chairman of the board of publicly traded FEI Corporation and serves as a director on the board of publicly traded Digimarc Corporation and privately-held Tripwire, Inc. His previous experience includes service from July 1998 to April 2001 as senior vice president and chief financial officer of publicly held WebTrends Corporation, a leading provider of web analytics and consumer-centric marketing intelligence solutions with more than 10,000 customers worldwide. From April 1994 to January 1998 he was senior vice president, corporate operations and chief financial officer of Network General Corporation, a provider of application and network management hardware and software, including the Sniffer line of performance and security analysis products. At Network General, Mr. Richardson managed the $1.2 billion merger with McAfee Associates. Mr. Richardson also held chief financial officer and senior administrative positions at Logic Modeling Corporation and Advanced Logic Research, Inc. Mr. Richardson holds a doctorate degree in law, cum laude, from Northwestern School of Law of Lewis and Clark College and a master’s degree in business administration from the University of Portland. He received a bachelor of arts degree from Lewis and Clark College. He is also a trustee for Lewis & Clark College and serves as vice president of the board of the Oregon Historical Society.

Attached to this Current Report, as Exhibit 99.1, is a copy of the news release for Epicor Software Corporation dated October 20, 2008 titled “James T. Richardson Appointed to Epicor Board of Directors”.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description

99.1	News release for Epicor Software Corporation dated October 20, 2008 titled “James T. Richardson Appointed to Epicor Board of Directors”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EPICOR SOFTWARE CORPORATION (Registrant)

Date: October 23, 2008	/s/ John D. Ireland
John D. Ireland Sr. Vice President and General Counsel

Exhibit Index

Exhibit Number	Description of Document

99.1	News release for Epicor Software Corporation dated October 20, 2008 titled “James T. Richardson Appointed to Epicor Board of Directors”

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